Exhibit (h)(b)(21)

Participation Agreement

Exhibit B

Portfolios:

Core Income Portfolio	Technology Portfolio
Diversified Bond Portfolio	Emerging Markets Portfolio
Floating Rate Income Portfolio	International Large-Cap Portfolio
Floating Rate Loan Portfolio	International Small-Cap Portfolio
High Yield Bond Portfolio	International Value Portfolio
Inflation Managed Portfolio	Absolute Return Portfolio
Inflation Strategy Portfolio	Currency Strategies Portfolio
Managed Bond Portfolio	Equity Long/Short Portfolio
Short Duration Bond Portfolio	Global Absolute Return Portfolio
Emerging Markets Debt Portfolio	Pacific Dynamix — Conservative Growth Portfolio
Comstock Portfolio	Pacific Dynamix — Moderate Growth Portfolio
Dividend Growth Portfolio	Pacific Dynamix — Growth Portfolio
Equity Index Portfolio	Portfolio Optimization Conservative Portfolio
Focused Growth Portfolio	Portfolio Optimization Moderate-Conservative Portfolio
Growth Portfolio	Portfolio Optimization Moderate Portfolio
Large-Cap Growth Portfolio	Portfolio Optimization Growth Portfolio
Large-Cap Value Portfolio	Portfolio Optimization Aggressive-Growth Portfolio
Long/Short Large-Cap Portfolio	Diversified Alternatives Portfolio
Main Street® Core Portfolio Mid-Cap Equity Portfolio	PSF DFA Balanced Allocation Portfolio PD 1-3 Year Corporate Bond Portfolio
Mid-Cap Growth Portfolio	PD High Yield Bond Market Portfolio
Mid-Cap Value Portfolio	PD Aggregate Bond Index Portfolio
Small-Cap Equity Portfolio	PD Large-Cap Growth Index Portfolio
Developing Growth Portfolio (formerly named Small-Cap Growth Portfolio)	PD Large-Cap Value Index Portfolio PD Small-Cap Growth Index Portfolio
Small-Cap Index Portfolio	PD Small-Cap Value Index Portfolio
Small-Cap Value Portfolio	PD Emerging Markets Portfolio
Small-Cap Growth Portfolio	PD International Large-Cap Portfolio
Value Advantage Portfolio
Health Sciences Portfolio
Real Estate Portfolio

Effective:  October 31, 2016, agreed to and accepted by:

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

BY: /s/ Gregory L. Keeling	BY: /s/ Jane M. Guon
Name: Gregory L. Keeling	Name: Jane M. Guon
Title: VP & Chief Financial Officer	Title: Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Fund Advisor Operations	Title: Secretary

PACIFIC LIFE & ANNUITY COMPANY

By: /s/ Eddie D. Tung	By: /s/ Jane M. Guon
Name: Eddie D. Tung	Name: Jane M. Guon
Title: VP, Corporate Financial	Title: Secretary